Exhibit 99.1

FTS INTERNATIONAL ANNOUNCES PRELIMINARY FOURTH QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS

February 11, 2019

FORT WORTH, TEXAS — (BUSINESS WIRE) — FTS International, Inc. (NYSE: FTSI) (the “Company” or “FTSI”) today announced preliminary financial and operational results for the fourth quarter of 2018.

Preliminary Fourth Quarter Results

•                  Revenue of $245 million to $250 million

•                  Net income of $25 million to $27 million

•                  Adjusted EBITDA of $62 million to $64 million

•                  Capital expenditures of approximately $16 million for the fourth quarter and $101 million for the year

•                  Repaid $57 million of debt, bringing principal amount of debt to approximately $508 million

•                  $330 million of net debt, excluding unamortized discount and debt issuance costs

Operational Update

FTSI experienced challenging market conditions in the fourth quarter 2018. Softer demand and pricing on opportunities compelled us to idle one additional fleet in the quarter. The Company exited the fourth quarter 2018 with 19 active fleets.

Average active fleets during the fourth quarter 2018 were 19.3, down from 21.8 in the third quarter 2018.

FTSI completed 6,038 stages during the fourth quarter 2018, or 313 stages per active fleet. This compares to 6,991 stages in the third quarter 2018, or 321 stages per active fleet.

Michael Doss, Chief Executive Officer commented, “I am proud of the performance we accomplished in the fourth quarter despite the challenging environment we faced. We were able to achieve the profitability levels we expected and generated free cash flow that supported further deleveraging.

Looking ahead, the commodity price volatility we witnessed at the end of 2018 has resulted in greater uncertainty for frac demand in the first half of 2019. We also expect E&Ps will prioritize flexibility in their capital spending, providing us with little visibility for the rest of the year until they feel more confident about the market outlook.

Based on discussions with our customers, we currently expect to deploy one or two additional fleets in the first quarter 2019. Pricing pressure, however, has continued in the first quarter 2019, which will lower our annualized adjusted EBITDA per fleet further.

With our in-house manufacturing cost advantage and our disciplined approach, we are well positioned to steadily re-deploy fleets to optimize profitability and cash flow.”

About FTS International, Inc.

Headquartered in Fort Worth, Texas, FTS International is one of the largest providers of hydraulic fracturing services in North America with an operating footprint consisting of five of the most active major unconventional basins in the United States. The Company’s services enhance hydrocarbon flow from oil and natural gas wells drilled by exploration and production, or E&P, companies in shale and other unconventional resource formations. To learn more, visit www.FTSI.com.

Preliminary Results

The unaudited preliminary financial and operational results for the fourth quarter 2018 represent the most current information available to management and are based on calculations or figures that have been prepared internally by management and have not been reviewed or audited by the Company’s independent registered public accounting firm. The Company’s actual results may differ materially from these preliminary financial and operational results due to the completion of the Company’s financial closing procedures, final adjustments and other developments that may arise between the date of this announcement and when results for the fourth quarter 2018 are finalized. The preliminary financial and operational results included in this announcement are subject to risks and uncertainties and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. The Company expects to release fourth quarter 2018 and full year 2018 results on February 27, 2019 after the market closes.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure that FTSI defines as earnings before interest; income taxes; and depreciation and amortization, as well as, the following items, if applicable: gain or loss on disposal of assets; debt extinguishment gains or losses; inventory write-downs, asset and goodwill impairments; gain on insurance recoveries; acquisition earn-out adjustments; stock-based compensation; and acquisition or disposition transaction costs. The most comparable financial measure to Adjusted EBITDA under GAAP is net income or loss. Adjusted EBITDA is used by management to evaluate the operating performance of FTSI’s business for comparable periods and it is a metric used for management incentive compensation. Adjusted EBITDA should not be used by investors or others as the sole basis for formulating investment decisions, as it excludes a number of important items. The Company believes Adjusted EBITDA is an important indicator of operating performance because it excludes the effects of FTSI’s capital structure and certain non-cash items from its operating results. Adjusted EBITDA is also commonly used by investors in the oilfield services industry to measure a company’s operating performance, although FTSI’s definition of Adjusted EBITDA may differ from other industry peer companies.

Net debt, excluding unamortized discount and debt issuance costs is a non-GAAP financial measure that FTSI defines as total principal amount of long-term debt less cash and cash equivalents. The most comparable financial measure to net debt, excluding unamortized discount and debt issuance costs under GAAP is principal amount of long-term debt. Net debt is used by management as a measure of our financial leverage. Net debt, excluding unamortized discount and debt issuance costs should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company’s actual indebtedness.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s preliminary fourth quarter 2018 financial and operational results, customer demand in the first half of 2019, the reactivation of fleets in the first quarter of 2019, pricing pressure in the first quarter 2019, and our annualized adjusted EBITDA per fleet in the first quarter 2019, and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on FTSI’s current expectations and assumptions as of the date of this announcement regarding capital market conditions, FTSI’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, FTSI’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to FTSI’s financial closing procedures, final adjustments and other developments that may arise between the date of this presentation and when results for the fourth quarter 2018 are finalized; the operations of FTSI; results of litigation, settlements and investigations; the final terms of new and renegotiated supply and customer contracts; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for FTSI’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents. Any forward-looking statement made in this press release speaks only as of the date on which it is made. FTSI undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in FTSI’s filings with the SEC. The risk factors and other factors noted in FTSI’s filings with the SEC could cause the Company’s actual results to differ materially from those contained in any forward-looking statement.

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended
	December 31, 2018
(In millions)	Low	High
Net income	$24.6	$26.6
Interest expense, net	9.4	9.4
Income tax expense	(0.1)	(0.1)
Depreciation and amortization	22.3	22.3
(Gain) loss on disposal of assets, net	(0.3)	(0.3)
Loss on extinguishment of debt, net	(0.9)	(0.9)
Stock-based compensation	7.0	7.0
Adjusted EBITDA	$62.0	$64.0

Reconciliation of Principal Amount of Debt to Net Debt, Excluding Unamortized Discount and Debt Issuance Costs

(In millions)	December 31, 2018

Term loan due April 2021	$121.0
Senior notes due May 2022	386.9
Total principal amount of debt	507.9
Less: cash and cash equivalents	(177.8)
Net debt, excluding unamortized discount and debt issuance costs	$330.1